UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2017, the registrant entered into a three-year, $150 million Term Loan Facility with Bank of America, N.A. The full $150 million was drawn from this facility on March 13, 2017, and the proceeds, along with cash on hand and proceeds from the issuance of commercial paper, were used to fund the acquisition of Packaging Holdings, Inc. and subsidiaries, including Peninsula Packaging, LLC, on March 14, 2017. The loan has a three-year fixed term with no amortization. Interest is assessed at the London Interbank Offered Rate (LIBOR) plus 115 basis points. Repayment can be accelerated at any time at the discretion of the Company.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On March 14, 2017, Sonoco Products Company issued a news release announcing that it had completed the acquisition of Packaging Holdings, Inc. and subsidiaries, including Peninsula Packaging, LLC, for approximately $230 million. The transaction was funded with a combination of cash on hand, proceeds from the issuance of commercial paper, and proceeds from the $150 million three-year term loan described under Item 2.03 of this Current Report on Form 8-K. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Registrant's news release dated March 14, 2017, announcing its completion of the acquisition of Packaging Holdings, Inc. and subsidiaries, including Peninsula Packaging, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: March 16, 2017	By: /s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99	Registrant's news release dated March 14, 2017, announcing its completion of the acquisition of Packaging Holdings, Inc. and subsidiaries, including Peninsula Packaging, LLC.